Exhibit 4.1

GLOBAL NOTE

Unless and until this Security is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by The Depository Trust Company, a New York corporation (“DTC” or the “Depositary”), to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor Depositary or a nominee of any successor Depositary. Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EMERSON ELECTRIC CO.

2.625% Note Due 2023

Principal Amount	No. A-1
$500,000,000	CUSIP 291011BE3

EMERSON ELECTRIC CO., a Missouri corporation (the “Issuer”), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the agency of the Issuer in The City of New York, New York, the principal sum of FIVE HUNDRED MILLION DOLLARS on February 15, 2023, in immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2013, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from February 20, 2013, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the February 1 or August 1, as the case may be, next preceding such Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Emerson Electric Co. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

EMERSON ELECTRIC CO.

[SEAL]	By:
Title: Executive Vice President and Chief Financial Officer

By:
Title: Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

Dated: February , 2013	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
(successor to The Bank of New York Mellon)

By:
Authorized Signatory

EMERSON ELECTRIC CO.

2.625% Note Due 2023

This Note is one of a duly authorized issue of unsecured debentures, notes or other evidence of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of December 10, 1998 (herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), which is serving as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 2.625% Notes Due 2023 of the Issuer, limited in aggregate principal amount to $500,000,000 (herein called the “Notes”).

The Notes will be redeemable, in whole or from time to time in part, at the Issuer’s option on any date (a “Redemption Date”). Prior to November 15, 2022, the redemption price will be equal to the greater of (1) 100 percent of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to that Redemption Date) discounted to that Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to that Redemption Date.

On or after November 15, 2022, the Issuer may redeem the Notes, in whole or from time to time in part, at a redemption price equal to 100 percent of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the applicable Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of those Notes, registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury

Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (2) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity for the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Independent Investment Banker” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, or, if the foregoing firm or firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Comparable Treasury Price” means with respect to any Redemption Date for the Notes (1) the average of five Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations (as defined below), or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, and their respective successors, provided, however, that if the foregoing firm or firms shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotation” means with respect to each Reference Treasury Dealer (as defined above) and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

Notice of any redemption by the Issuer will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of the Notes to be redeemed. If less than all the Notes are to be redeemed at the Issuer’s option, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) payable upon acceleration thereof or the amount thereof provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof, or, if the Securities provide therefor, any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof, and in book-entry form. The Notes may be represented by one or more Global Securities (each, a “Global Note”) deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as DTC or any successor Depositary or its nominee is the registered Holder of a Global Note, DTC, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Beneficial interest in the Notes will be evidenced only by, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as provided below, an owner of a beneficial interest in a Global Note will not be entitled to have Notes represented by such Global Note registered in such owner’s name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture.

No Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary. Global Notes are exchangeable for certificated Notes only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Issuer fails within 90 days thereafter to appoint a successor, (y) the Issuer in its sole discretion determines that such Global Notes shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Notes represented by such Global Notes. In such event, the Issuer will issue Notes in certificated form in exchange for such Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.